                                                                      EXHIBIT 12

Computation of Ratios

a. Ratio of Earnings to Fixed Charges
    (dollars in thousands)

                                                             Year Ended December 31,
                                           ----------------------------------------------------------
                                             1997          1996         1995        1994       1993
                                           ----------   ----------   ----------   --------   --------


INCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............   $1,022,108   $  731,294   $  584,601   $441,101   $190,624
Fixed charges...........................    1,035,069      755,884      609,742    316,647    183,148
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................       (4,967)      (2,370)      (3,409)      (683)    (1,146)
                                           ----------   ----------   ----------   --------   --------
Earnings, for computation purposes......   $2,052,210   $1,484,808   $1,190,934   $757,065   $372,626
                                           ==========   ==========   ==========   ========   ========
FIXED CHARGES:
Interest on deposits, short-term
 borrowings, and long-term debt and
 bank notes, expensed or capitalized....   $1,023,765   $  746,008   $  600,047   $308,242   $179,647
Portion of rents representative of the
 interest factor........................       11,304        9,876        9,695      8,405      3,501
                                           ----------   ----------   ----------   --------   --------
Fixed charges, including interest on
 deposits, for computation purposes.....   $1,035,069   $  755,884   $  609,742   $316,647   $183,148
                                           ==========   ==========   ==========   ========   ========
Ratio of earnings to fixed charges,
 including interest on deposits.........         1.98         1.96         1.95       2.39       2.03

EXCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............   $1,022,108   $  731,294   $  584,601   $441,101   $190,624
Fixed charges...........................      341,149      227,999      171,585     94,495     38,100
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................       (4,988)      (2,391)      (3,430)         -       (760)
                                           ----------   ----------   ----------   --------   --------
Earnings, for computation purposes......   $1,358,269   $  956,902   $  752,756   $535,596   $227,964
                                           ==========   ==========   ==========   ========   ========

FIXED CHARGES:
Interest on short-term borrowings and
 long-term debt and bank notes,
 expensed or capitalized................   $  329,845   $  218,123   $  161,890   $ 86,090   $ 34,599
Portion of rents representative of the
 interest factor........................       11,304        9,876        9,695      8,405      3,501
                                           ----------   ----------   ----------   --------   --------
Fixed charges, excluding interest on
 deposits, for computation purposes.....   $  341,149   $  227,999   $  171,585   $ 94,495   $ 38,100
                                           ==========   ==========   ==========   ========   ========

Ratio of earnings to fixed charges,
 excluding interest on deposits.........         3.98         4.20         4.39       5.67       5.98


b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements (dollars in thousands)



                                                            Year Ended December 31,
                                           ---------------------------------------------------------
                                             1997         1996         1995        1994       1993
                                           ----------  ----------   ----------   --------   --------
INCLUDING INTEREST ON DEPOSITS:

EARNINGS:
Income before income taxes..............   $1,022,108  $  731,294   $  584,601   $441,101   $190,624
Fixed charges...........................    1,035,069     755,884      609,742    316,647    183,148
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................       (4,967)     (2,370)      (3,409)      (683)    (1,146)
                                           ----------  ----------   ----------   --------   --------
Earnings, for computation purposes......   $2,052,210  $1,484,808   $1,190,934   $757,065   $372,626
                                           ==========  ==========   ==========   ========   ========
FIXED CHARGES AND PREFERRED STOCK
 DIVIDEND REQUIREMENTS:
Interest on deposits, short-term
 borrowings, and long-term debt and
 bank notes, expensed or capitalized....   $1,023,765  $  746,008   $  600,047   $308,242   $179,647
Portion of rents representative of the
 interest factor........................       11,304       9,876        9,695      8,405      3,501
                                           ----------  ----------   ----------   --------   --------
Fixed charges...........................    1,035,069     755,884      609,742    316,647    183,148
Preferred stock dividend
 requirements (a).......................       32,065      23,269        2,432          -          -
                                           ----------  ----------   ----------   --------   --------
Fixed charges and preferred stock
 dividend requirements, including
 interest on deposits, for computation
 purposes...............................   $1,067,134     779,153   $  612,174   $316,647   $183,148
                                           ==========  ==========   ==========   ========   ========

Ratio of earnings to fixed charges and
 preferred stock dividend requirements,
 including interest on deposits.........         1.92        1.91         1.95       2.39       2.03

EXCLUDING INTEREST ON DEPOSIT:

EARNINGS:
Income before income taxes..............   $1,022,108  $  731,294   $  584,601   $441,101   $190,624
Fixed charges...........................      341,149     227,999      171,585     94,495     38,100
Interest capitalized during period,
 net of amortization of previously
 capitalized interest...................       (4,988)     (2,391)      (3,430)         -       (760)
                                           ----------  ----------   ----------   --------   --------
Earnings, for computation purposes......   $1,358,269  $  956,902   $  752,756   $535,596   $227,964
                                           ==========  ==========   ==========   ========   ========
FIXED CHARGES AND PREFERRED STOCK
 DIVIDEND REQUIREMENTS:
Interest on short-term borrowings and
 long-term debt and bank notes,
 expensed or capitalized................   $  329,845  $  218,123   $  161,890   $ 86,090   $ 34,599
Portion of rents representative of the
 interest factor........................       11,304       9,876        9,695      8,405      3,501
                                           ----------  ----------   ----------   --------   --------
Fixed charges...........................      341,149     227,999      171,585     94,495     38,100
Preferred stock dividend
 requirements (a).......................       32,065      23,269        2,432          -          -
                                           ----------  ----------   ----------   --------   --------
Fixed charges and preferred stock
 dividend requirements, excluding
 interest on deposits, for computation
 purposes...............................   $  373,214  $  251,268   $  174,017   $ 94,495   $ 38,100
                                           ==========  ==========   ==========   ========   ========

Ratio of earnings to fixed charges and
 preferred stock dividend requirements,
 excluding interest on deposits.........         3.64        3.81         4.33       5.67       5.98


(a) Preferred Stock dividend requirements are adjusted to represent a pretax earnings equivalent.